Loan No. RI0992T01C

AMENDED AND RESTATED REVOLVING TERM SUPPLEMENT

THIS AMENDED AND RESTATED REVOLVING TERM SUPPLEMENT ("Supplement") to the Master Loan Agreement dated July 26, 2011 (such agreement, as may be amended, hereinafter referred to as the "MLA"), is entered into as of August 16, 2019 between COBANK, ACB, a federally-chartered instrumentality of the United States ("CoBank") and U.S. PREMIUM BEEF, LLC, Kansas City, Missouri, a limited liability company (together with its permitted successors and assigns, the "Company"). Capitalized terms not otherwise defined in this Supplement will have the meanings set forth in the MLA.

RECITALS

(A)                  This Supplement amends, restates, replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Amended and Restated Revolving Term Supplement numbered RI0992T01B, dated as of June 13, 2017, between CoBank and the Company.

SECTION 1.         REVOLVING TERM COMMITMENT On the terms and conditions set forth in the MLA and this Supplement, CoBank agrees to make loans to the Company during the period set forth below in an aggregate principal amount not to exceed $1,000,000.00 at any one time outstanding (the "Commitment"). Within the limits of the Commitment, the Company may borrow, repay and re-borrow.

SECTION 2.          PURPOSE. The purpose of the Commitment is to provide working capital to the Company.

SECTION 3.          TERM. The term of the Commitment will be from the date hereof, up to and including June 30, 2020, or such later date as CoBank may, in its sole discretion, authorize in writing (the "Term Expiration Date").

SECTION 4.          LIMITS ON ADVANCES, AVAILABILITY, ETC. The loans will be made available as provided in Section 2 of the MLA.

SECTION 5.          INTEREST. The Company agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):

(A)           One-Month LIBOR Index Rate. At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) per annum equal at all times to 2.000% above the higher of: (1) zero percent (0.000%); or (2) the rate reported at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by CoBank from time to time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) on the first U.S. Banking Day (as hereinafter defined) in each week, with such rate to change weekly on such day. The rate will be reset automatically, without the necessity of notice being provided to CoBank, the Company, or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate will be applicable to

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U.S. PREMIUM BEEF, LLC
Kansas City, Missouri
Supplement No. RI0992T01C

all balances subject to this option. Information about the then-current rate will be made available upon telephonic request. For purposes hereof: (a) "U.S. Banking Day" means a day on which CoBank is open for business and banks are open for business in New York, New York; (b) "Eurocurrency Liabilities" will have the meaning as set forth in "FRB Regulation D"; and (c) "FRB Regulation D" means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable quarterly in arrears by the 20th day of the following month or on such other day as CoBank will require in a written notice to the Company ("Interest Payment Date").

SECTION 6.         PROMISSORY NOTE. The Company promises to repay the unpaid principal balance of the loans on the Term Expiration Date, or on such later date as CoBank may, in its sole discretion, authorize in writing.

In addition to the above, the Company promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth herein.

SECTION 7.         SECURITY. The Company's obligations hereunder and, to the extent related hereto, under the MLA, will be secured as provided in Section 5 of the MLA or in a closing instruction letter signed by the parties (an "Instruction Letter").

SECTION 8.         FEES. INTENTIONALLY OMITTED.

SIGNATURE PAGE FOLLOWS

U.S. PREMIUM BEEF, LLC
Kansas City, Missouri
Supplement No. RI0992T01C

SIGNATURE PAGE TO SUPPLEMENT

IN WITNESS WHEREOF, the parties have caused this Supplement to the MLA to be executed by their duly authorized officer(s).

U.S. PREMIUM BEEF, LLC
By:	/s/ Stanley D. Linville
Name:	Stanley D. Linville
Title:	Chief Executive Officer

U.S. PREMIUM BEEF, LLC
Kansas City, Missouri
Supplement No. RI0992T01C

SIGNATURE PAGE TO SUPPLEMENT

IN WITNESS WHEREOF, the parties have caused this Supplement to the MLA to be executed by their duly authorized officer(s).

COBANK, ACB
By:	/s/ Patricia Machado
Name:	Patricia Machado
Title:	Assistant Corporate Secretary

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